                      FIRST CITIZENS BANCSHARES, INC.
                            First Citizens Place
                      Dyersburg, Tennessee 38025-0370



               NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS



                         WEDNESDAY, APRIL 19, 1995



   TO:  Shareholders of First Citizens Bancshares, Inc.
        Dyersburg, Tennessee 38025-0370

        Notice is hereby given that the Annual Meeting of Shareholders of First Citizens Bancshares, Inc. will be held in the Annex of First Citizens National Bank, Dyersburg, Tennessee, on Wednesday, April 19, 1995 at 10:00 A.M. to consider and act upon the following proposals:

        1. The election of six directors for term of three years expiring in 1998.

        2. Approval of Carmichael and Associates as auditors for the year ending December 31, 1995.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on February 28, 1995 are entitled to notice of and to vote at the Annual
   Shareholders' Meeting.

        Please date, sign and return the enclosed Proxy immediately in the stamped envelope provided. It is important that you sign and return the Proxy, even though you plan to attend the meeting in person. You may revoke the Proxy at any time before the Proxy is exercised by giving written notice to the Company or by advising us at the meeting. If you will need special assistance at the meeting because of a disability, please contact Judy Long, Secretary at (901) 287-4254.

   This 18th day of March, 1995.


                                  BY ORDER OF THE BOARD OF DIRECTORS




                                  Stallings Lipford
                                  Chairman & CEO

                      FIRST CITIZENS BANCSHARES, INC.
                                P.O. BOX 370
                      DYERSBURG, TENNESSEE  38025-0370

                              PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS
                               APRIL 19, 1995

                                SOLICITATION

        THE PROXY ACCOMPANYING THIS STATEMENT IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CITIZENS BANCSHARES, INC. (the "Company" or "Holding Company") for use at the Annual Meeting of Shareholders to be held April 19, 1995, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting.

        The expense of preparing, assembling, printing and mailing the Proxy Statement and the materials used in the solicitation of Proxies for the meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through use of the mail, but officers, directors and employees of the Holding Company and its subsidiary, First Citizens National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Brokers, custodians, and other like parties will be requested to send Proxy material to beneficial owners of stock and will be reimbursed for their reasonable expenses. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about March 18, 1995.

        All Proxies in the accompanying form which are properly executed and returned to management will be voted in accordance with directions given therein. Any Proxy delivered pursuant to this solicitation is revocable, at the option of the person executing same, at any time before it is exercised, by written notice delivered to Judy Long, Secretary of First Citizens Bancshares, Inc. Powers of Proxy holders will be suspended if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the meeting.

        IF NO INSTRUCTION IS SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS OR OTHER MATTERS ADDRESSED HEREIN, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE ELECTION OF CARMICHAEL AND ASSOCIATES TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING 12/31/95. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE
   COMPANY'S BOARD OF DIRECTORS.   COMPANY'S BOARD OF DIRECTORS.

                             VOTING SECURITIES

        At the close of business December 31, 1994, there were 714,824 shares of Common Capital Stock, par value of $1.00, of First Citizens Bancshares, Inc. outstanding and entitled to vote, as the sole class of voting securities. On any matter submitted to a vote of the shareholders, each holder of the Holding Company's common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Holding Company as of February 28, 1995. Holders of common stock shall possess full voting rights for the election of Directors and for all other purposes. In connection with the election of Directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting prior to the voting for election of Directors, of his or her intention to vote cumulatively. If any share-holder of the company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the election of Directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of Directors to be elected.

        These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holder, in accordance with management's recommendation.

       Tennessee Law does not provide for Dissenters Rights of Appraisal when considering the matters as set forth herein. Holders of shares of Common Stock will be entitled to receive dividends if and when declared payable by the Board of Directors of First Citizens Bancshares, Inc. Shareholders of the Company are not entitled to preemptive rights to subscribe for or purchase securities. In the event of a liquidation, dissolution or winding up of the affairs of the Holding Company, assets and funds of the corporation shall be distributed, pro rata, among the holders of Common Stock according to their respective shares.

       The following table sets forth the number of shares of common capital stock owned by Directors, Nominees and Officers of First Citizens Bancshares, Inc. as of December 31, 1994:

                                               Amount and Nature of
                        Name of             Beneficial Ownership Percent
   Title of Class       Beneficial Owners   Direct    Indirect  of Class

   Common Capital Stock  Directors, Nominees  70,589    40,973   15.61%
                         & Officers (21)

                           PRINCIPAL SHAREHOLDERS

       As of this date, persons or entities beneficially owning in excess of 5% of the Common Capital Stock of First Citizens Bancshares, Inc. are set forth in the following table:

                                         Beneficial Ownership   Percent
   Title of Class   Name and Address     Direct     Indirect    of Class

   Common Capital   Milton Eugene Magee
   Stock            421 Lattawoods
                    Dyersburg, TN  38024    15,667   28,367 (1)   6.16%

   Common Capital   Elizabeth Magee Taylor
   Stock            1789 North Highland
                    Jackson, TN  38301      16,432   36,561 (2)    7.41%

   Common Capital   First Citizens National
   Stock            Bank Employee Stock
                    Ownership Plan & Trust 157,447                22.03%

   (1) Mr. Magee serves as co-trustee on various trusts with First Citizens National Bank and/or Elizabeth Magee Taylor representing 28,361 shares. Additionally, he serves as custodian for his children on a total of 6 shares.

   (2) Mrs. Taylor serves as co-trustee on 28,361 shares with Milton Eugene Magee and/or First Citizens National Bank, 40 shares with First Citizens National Bank for E.M. Taylor, Grantor and 27 shares with FCNB as agent and trustee. Also reported as beneficial ownership are 8,133 shares owned by Mrs. Taylor's spouse individually, through a trust and by virtue of an affiliated interest.

                          ELECTION OF DIRECTORS

       The maximum number of directors is fixed by the Company's Charter at twenty-two and may be altered only by an amendment to same. The Board of Directors may, by majority vote, increase the membership of the Board up to the maximum number set out in the Charter and by like vote appoint qualified persons to fill vacancies which might occur between shareholder meetings. The present Board of Directors consists of 18 members with one-third of the terms expiring in 1996, another
   one-third in 1997 and the remaining one-third in 1998.    The
   following individuals have been nominated by the Board of Directors to serve a term of three years. Once elected, each Director shall serve the stated term or until his/her successor has met the necessary qualifications and has been elected. Should any nominee determine that he/she is unable to serve, the persons named in the accompanying proxy intend to vote for the balance of those named.

       The following information sets forth the name of each nominee, age, principal occupation for the past five years, name and business of the corporation or other organization with which he/she is affiliated, year of initial election to the Board, and beneficial ownership of Common Stock of the Company as of December 31, 1994.
   This information is also provided for continuing Directors whose terms expire in 1996 and 1997.


              NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 1998


        William C. Cloar (58) is Vice President of Administration with Dyersburg Fabrics, Inc., a textile manufacturing plant. Mr. Cloar served Dyersburg Fabrics from 1990 to 1994 as Vice President of Administration and Human Resources. From October, 1983 until May, 1990 he held the position of Vice President of Data Processing. He was appointed to serve as Director of First Citizens Bancshares, Inc. on January 16, 1991. Mr. Cloar serves on the Trust Committee. He beneficially owns 3,511 shares (.49%) of Common Capital Stock of the Company.

        James Daniel Carpenter (45) is a partner in Flatt Heating & Air Conditioning. He was appointed to the Board in July, 1993 and currently serves on the Community Reinvestment Act Committee. Mr. Carpenter beneficially owns 516 shares (.07%) of Common Capital Stock of the Company.

       Richard W. Donner (44) is Vice President of Sales with Dyersburg Fabrics, Inc., a textile manufacturing plant. Mr. Donner has been a Director since 1985 and presently serves on the Audit Committee. He owns beneficially 600 shares (.08%) of Common Capital Stock of the Company.

       John E. Heckethorn (77) retired, Heckethorn Manufacturing Company, a defense contractor and a manufacturer of automotive components. He serves as a member of the Community Reinvestment Act Committee. His initial election to the Board of Directors was in 1980. Mr. Heckethorn owns 826 shares (.12%) of the Common Capital Stock of the Company.

       Stallings Lipford (64) is Chairman and Chief Executive Officer of both the Company and First Citizens National Bank (the principal subsidiary of the Company). Mr. Lipford also served as President of the Company and the Bank until April, 1992. He was initially elected to the Board in 1960 and has served since that time. He is a member of the Executive and Investment Committees. He owns beneficially 17,602 shares (2.46%) of Common Capital Stock of the Company.

       H.P. Tigrett, Jr. (83) retired, Tigrett & Shibley Insurance, Newbern, Tennessee, an independent insuror. He was first elected to the Board in 1969. Mr. Tigrett owns 1,876 shares (.26%) of Common Capital Stock of the Company.

              CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997

       Eddie Eugene Anderson (47) is a partner in Anderson Farms. He was elected to the Board in 1984 and serves on the Community Reinvestment Act Committee. He beneficially owns 6,273 shares (.88%) of Common Capital Stock of the Company.

        E.H. Lannom, Jr. (70) is President of Forcum-Lannom, Inc., a building contractor and building materials distributor. He has served on the Board of the Company since his initial election in 1962. Mr. Lannom is a member of the Investment, Executive and Audit Committees. He beneficially owns 6,478 shares (.91%) of Common Capital Stock of the Company.

        Milton E. Magee (58) is a partner in Chic Farms. He was first elected to serve on the Board in 1969. Mr. Magee serves on the Investment and Executive Committees and beneficially owns 44,034 shares (6.16%) of Common Capital Stock of the Company.

       Mary F. McCauley (64) is Professor Emeritus at Dyersburg State Community College. Ms. McCauley was a professor of English at Dyersburg State until her retirement in 1994. She was appointed to serve as Director of First Citizens Bancshares, Inc. on January 16, 1991. Ms. McCauley serves on the Community Reinvestment Act Committee
   (CRA) and beneficially owns 318 shares (.04%) of Common Capital Stock of the Company.

       G.W. Smitheal, III (39) is a partner in Smitheal Farms and Biesel and Smitheal Cattle Company. Mr. Smitheal was appointed to the Board in July, 1993 to serve the remainder of the unexpired term of Director
   G. W. Smitheal, Jr. Mr. Smitheal serves on Audit Committee and beneficially owns 449 shares (.06%) of Common Capital Stock of the Company.

       P.H. White, Jr. (63) is a partner in P.H. White Farms and a manufacturer and distributor of livestock insecticide applicators.
   Mr. White was initially elected to the Board in 1978. He is a member of the Investment and Executive Committees and beneficially owns 2,212 shares (.31%) of Common Capital Stock of the Company.


              CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1996


       J. Walter Bradshaw (33) is Vice President and Director of Bradshaw & Co. Insurors, an independent insurance agency. Mr. Bradshaw was appointed to the Board in July, 1993, to serve the remainder of the unexpired term of Director Sam Bradshaw, Jr. Mr. Bradshaw serves on the Audit Committee and beneficially owns 5,571 shares (.77%) of Common Capital Stock of the Company.

        James H. Carver (54) retired in 1993 from Colonial Rubber Works, Inc., a company engaged in the manufacture of rubber and plastic compounds. Mr. Carver had served Colonial Rubber as Chairman of the Board since January 1, 1988. He was appointed to the Board in February, 1992 and beneficially owns 1,650 shares (.23%) of Common Capital Stock of the Company.

       L.D. Pennington (66) is Chairman of the Board of Forcum-Lannom Associates, Inc., a company of contractors, engineers and developers. Mr. Pennington served as President and Chief Executive Officer of the company until 1993. He was elected to the Board in 1989 and serves on the Executive, Investment and Trust Committees. Mr. Pennington owns beneficially 2,405 shares (.34%) of Common Capital Stock of the Company.

        Dwight Steven Williams (39) is Business Manager of Johnson Funeral Home. He was appointed to serve as Director of First Citizens Bancshares, Inc. on January 16, 1991 and serves on the Trust
   Committee. Mr. Williams beneficially owns 312 (.04%) shares of Common Capital Stock of the Company.

        Katie S. Winchester (54) is President of First Citizens Bancshares, Inc. and President and Chief Administrative Officer of First Citizens National Bank (the principal subsidiary of the Company). Ms. Winchester was appointed by the Board of Directors to the position of President of the bank and the Company in April, 1992. Previous to the appointment, she served the Company as Vice President and Secretary and the Bank as Executive Vice President and Chief Administrative Officer. Ms. Winchester was initially elected to the Board in 1990 and serves on the Investment, Executive, Community Reinvestment Act, and Trust Committees. She owns beneficially 5,828 shares (.82%) of Common Capital Stock of the Company.

       Billy S. Yates (69) is President of General Appliance and
   Furniture Company, a retail furniture and appliance outlet. Mr. Yates was initially elected to the Board in 1973 and serves on the Investment and Executive Committees. He beneficially owns 3,309 shares (.46%) of Common Capital Stock of the Company.

                DESCRIPTION OF THE BOARD AND ITS COMMITTEES

        Each Director of First Citizens Bancshares, Inc. also serves as a Director of First Citizens National Bank. The Board of Bancshares met nine times during 1994 and the Board of the Bank held twelve meetings. There were no incumbent Directors attending fewer than 75% of the aggregate of Board and Committee meetings. There are no family relationships between Directors, Officers or Officers and Directors.

       There were no transactions entered into between First Citizens National Bank or First Citizens Bancshares, Inc., and Directors, Nominees for Directors and/or Executive Officers of either the Bank or Bancshares in which the charges involved exceeded $60,000 unless such transactions were accomplished on the basis of competitive bidding or were considered to be in the ordinary course of business.

       The Holding Company has no specific committees. However, the Holding Company's principal subsidiary, First Citizens National Bank, has various committees that serve the Bank.

       The Executive Committee is appointed by the Board to act on it's behalf when the Board is unable to act as a whole. It is the responsibility of the Executive Committee to review certain loan applications in accordance with Loan Policy; to make recommendations to the Board on issues affecting the operations of the Bank and to counsel management on matters presented for committee consideration. The Executive Committee acts as a nominating committee by considering the performance of incumbent directors and officers and by recommending nominations for re-election. When acting as the compensation committee, the Executive Committee reviews and approves salaries of senior management and recommends to the Board compensation for service on the Board and Board Committees. The Executive Committee also serves as the Investment Committee. The committee meets at such times as meetings are called. Thirty-nine meetings were held in 1994.

       The Audit Committee reviews results of audits performed by the Bank's Internal Auditor and makes a determination as to the adequacy of such audits. Further, this committee determines the need and frequency for external audits, reviews engagement letters to determine the overall effectiveness of proposed audits, and reviews the results of any audit upon completion. Based on results of these audits, this committee determines the adequacy of existing internal controls and reports their findings to the full Board. The Audit Committee held four meetings during 1994.

       The Trust Committee is composed of four Directors and two Trust Officers. It is the responsibility of this committee to work with the Trust Officers and staff to formulate policies and procedures relative to the administering of fiduciary powers; to accept or reject all executorships, trusteeships, and other fiduciary relationships of the bank; and to invest, retain, or dispose of funds that are in the possession of the Trust Department. Twelve Trust Committee meetings were held during the year ending December 31, 1994.

       The Investment Committee consists of seven members appointed by the Board, and the Bank's Investment Officer. It is the responsibility of this committee to set and monitor investment activity guidelines. Three meetings were held during 1994.

        The Community Reinvestment Act Committee was established within the Community Reinvestment Act Program. It is the responsibility of this Committee to develop, review, and implement ongoing CRA compliance efforts. The CRA Committee consists of five directors and a cross section of managers from various departments within the bank. Three Community Reinvestment Act Committee meetings were held throughout 1994.


              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       Director Fees are established by the Board on an annual basis. Fees for 1994 were set at $500.00 per meeting for each Director and advanced on a per meeting attended basis. Additional amounts are paid for service on various committees as follows (annually): Executive/ Investment Committee $7,500.00, Audit Committee $3,600.00, Trust Committee $4,500.00 and CRA Committee $2,000.00. Executive Officers who are also Directors receive no additional compensation for service on a Board Committee.

        The following table discloses individually Executive Officers of the Holding Company and its subsidiaries who received direct annual remuneration in excess of $100,000.00. As the Holding Company pays no salaries, this information relates to all compensation paid by First Citizens National Bank. The following tabulation is for the period ending December 31, 1994.

                              SUMMARY COMPENSATION TABLE

                                                         Long Term Compensation
                      Annual Compensation              Awards            Payouts

   (a)        (b)      (c)       (d)       (e)   (f)        (g)       (h)  (i)
                                        Other   Re-                       All
   Name                                 Annual  stricted Securities      Other
   and                                  Compen- Stock    Underlying LTIP Compen-
   Principal                            sation  Award(s) Options/ Payouts sation
   Position   Year  Salary($)  Bonus($)   ($)     ($)     SARs (#)   ($)  ($)

   Stallings  1994  134,976    38,036     15,000      -0-   -0-      -0-  9,137
   Lipford              (1)                  (2)                            (3)
   Chairman of
   Board of   1993  128,262    36,225     17,143      -0-   -0-      -0- 69,399
   Directors            (1)                  (2)                            (3)
   & CEO


   Katie      1994  108,726    29,249     13,880      -0-   -0-      -0-    914
   Winchester           (1)                  (2)                            (3)
   President,
   CAO, &     1993  100,252    27,562     13,336      -0-   -0-      -0-    867
   Director             (1)                  (2)                            (3)

   (1) Salaries reported includes Director Fees of $6,000.00 paid to each Executive for service on the Board of Directors.

   (2)  Contributions made by the Bank to Employee Stock Ownership Plan.

   (3)  Economic Benefit of Life Insurance Policy.

                             COMPENSATION PLANS

   Incentive Compensation Plan

        An Employee Incentive Plan was adopted by the Company on December 16, 1992, effective January 1, 1993. Executive participants of the Plan include the Chief Executive Officer and President of First Citizens National Bank (the Bank) and First Citizens Bancshares, Inc. (the Company). Bonuses paid to Executives included in this Plan are based on the overall performance of the Bank. Participants are eligible to receive an annual bonus equal to 20%, 25% or 30% of their base salary equivalent to the Company's return on assets at .85% to 1.00%, 1.00% to 1.15% and 1.15% and above respectively. Executive bonuses paid in 1994 were 30% of the Executive base salary based on a pre-bonus return on assets of 1.16%.


   Employee Stock Ownership Plan

        Effective December 31, 1984 the Board of Directors of the Bank approved a resolution establishing the First Citizens National Bank Employee Stock Ownership Plan and Trust, designed to invest primarily in Holding Company Stock. Of the eighteen Directors, two of which are Executive Officers of the Bank Holding Company, two were Plan participants receiving a distribution. Benefits accruing to the accounts of individuals named in the Summary Compensation Table for the plan year ending December 31, 1994 totaled $28,880. The distribution and vesting of the amount allocated is not subject to future events.

       Administration of the Plan is the responsibility of an admini-strative committee as directed by the Board of First Citizens National Bank. Any employee who has completed one (1) year of service (1,000 hours) and who has reached the age of 21 shall be eligible to participate. Distribution of benefits can be made in stock, cash or a combination of the two, per the requirements of TRA of 1986. Benefits are payable as a single distribution or equal annual installments at normal retirement date, coinciding with or following the participant's 65th birthday. An amendment made in 1994 provided for the elimination of the investment diversification option of the plan. This option in the plan stated that for five years after attaining age 55 and completing 10 years of plan participation, ESOP participants would be given an opportunity to either diversify 25% of their ESOP Account Investments or receive distribution of 25% of the account. In the sixth year this option applies to 50% of the account balance. With the eliminatin of diversification option, plan participants will only have the option of receiving a distribution that can be transferred directly to an IRA or to an investment account selected and managed by the participant.

       Also included in the Plan are provisions for distribution of benefits to the participant or designated beneficiary upon early retirement, becoming totally and permanently disabled, or upon the death of the participant. Allocations of stock to the account of each participant will be based on the ratio of his/her compensation to all participant's compensation for the plan year. Total contributions to the plan for the year ending December 31, 1994 were approximately $392,000.00.

   Executive Employment Agreements

        Executive Employment Agreements are currently in effect by and between First Citizens National Bank (the "Bank"), First Citizens Bancshares, Inc. (the "Company") and Stallings Lipford, Katie S.
   Winchester, Ralph E. Henson, H. Hughes Clardy and Jeffrey Agee. The Agreements provide for terms of employment and compensation and benefits in the event of termination by "action of the Company" or "change in control". A "change in control", as defined in the Agreement, is deemed to occur if any person, firm or corporation shall obtain "control" of the Company through the acquisition, directly or indirectly, by any person or group of persons of shares in the Bank or Bancshares, which, when added to any other shares, the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s) of ten percent (10%) of such stock or which would require prior notification under any federal or state banking law or regulation; or the occurrence of any merger, consolidation or reorganization of the Bank to which the Bank or Bancshares is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Bancshares.

        In the event of the officer's termination caused by "action of the Company" not for cause of a "change in control" or in the event the officer's termination is caused by a "change in control", the officer shall be entitled to receive severance pay within 30 days following the date of termination, an amount equal to two times the compensation paid in the preceding calendar year, or scheduled to be paid to the Executive during the year of the notice of termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount so paid. Executive officers terminated for failure to satisfactorily perform his/her regular duties will receive no severance pay.


   Executive Management Life Insurance Plans

        Executive Management Life Insurance Plans were provided for in Executive Employment Agreements adopted by the Company in April, 1993. A Collateral Assignment Split Dollar Life Insurance Plan was provided for the President and three other Executive Officers of the Company in which the Company agreed to pay life insurance premiums not to exceed $12,500.00 per year. The Company's obligation to pay this premium shall cease upon termination of the Executive's employment. The Executive agreed to repay the Company the full amount of premiums paid by the Company when employment is terminated. Repayment of premiums under any circumstances cannot exceed the cash value of the policy. Premiums paid annually for Collateral Assignment Split Dollar Life Insurance for Executive Officers totaled $12,500.00 for the President and range between $5,000.00 and $10,000.00 for other Executive Officers.

        The Company has provided and paid premium payments on a whole life insurance policy on the life of the Chief Executive Officer since December, 1984. As an additional employee benefit, the Company has agreed to continue to pay premiums not to exceed $10,000.00 per year on the existing life insurance policy in the amount of $250,000.00. Ownership of the whole life policy including current cash value was transferred from the Company to the Chief Executive Officer upon execution of the Employment Agreement.

   TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

   The following graph reflects First Citizens Bancshare's cumulative return (including dividends) as compared to the S & P 500 and the Nasdaq Banking Stocks over a 5-year period starting with December 31, 1989.














































                                 1989   1990   1991   1992   1993   1994

    S & P 500                     100  127.49 166.17 178.81 196.75 193.72

    FIRST CITIZENS BANCSHARES     100   99.60 117.22 130.11 159.09 201.38

    NASDAQ BANKING STOCKS         100   65.19  89.65 136.27 176.29 178.23

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain of the officers, directors, and principal shareholders of the Holding Company (and their associates) have deposit accounts and other transactions with First Citizens National Bank, including loans in the ordinary course of business. An Associate includes a corporation or other entity of which an officer or director of the Company is an officer, partner, or 10% shareholder; any Trust or Estate of which he is a Trustee, Executor or significant beneficiary; or any relative or spouse or spouse's relative who lives in his home.

    Banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Loans to directors, officers and principal shareholders, and their associates, are made on the same terms and conditions afforded other borrowers with similar credit standing who are not associated with the Bank. These loans generally do not represent unfavorable features or more than a normal risk of collectability. The largest aggregate amount of debt outstanding both direct and indirect, during the twelve month period ending December 31, 1994 was $2,881,278 as of September 30, 1994. The amount outstanding as of December 31, 1994 was $2,535,507 at an average interest rate of 8.87%. The debt was incurred over a period of time and served to finance business ventures and purchase Real Estate. As of December 31, 1993, $2,796,469 was loaned at an average interest rate of 9.34%. Changes in holdings of securities by insiders were reported to the Securities and Exchange Commission on a timely basis in 1994. Changes in beneficial ownership of securities must be filed with the SEC on or before the 10th day after the end of the month in which any change occurred.

    On December 31, 1994, the Holding Company, through its only subsidiary, First Citizens National Bank, had an aggregate net loan total of $169,495,708.00. Loans to Executive Officers and Directors of the Holding Company comprised 1.70% of this total. No Director or Officer of First Citizens National Bank or First Citizens Bancshares, Inc. is directly indebted to the Holding Company.

                 RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Carmichael, Enoch & Associates served First Citizens National Bank and First Citizens Bancshares, Inc. as principal auditor since 1981 and 1986 respectively. In November, 1994, the name of the accounting firm changed to Carmichael and Associates as a result of one partner's (Enoch) decision to form a separate firm. The change has had no affect to either Bancshares or First Citizens since Mr. Carmichael, principal partner in charge of Bank Audits will remain as principal owner of the firm and will continue to serve as principal auditor for Bancshares, and First Citizens. The Board is proposing that this firm serve as auditor for the current year. Carmichael and Associates have no direct financial interest or material indirect financial interest in the company. Audit services provided by the auditors for the year ending December 31, 1994, consisted of (but were not limited to) examination of the financial statements of both the Bank and the Holding Company and reporting of such statements. A representative of Carmichael and Associates will be in attendance at the Annual Shareholders Meeting to answer questions and offer comments regarding their audit.

                      PROPOSALS BY SECURITY HOLDERS

     Shareholder proposals intended to be presented in the Proxy materials to be mailed in 1996 other than nominees to be proposed for election to the Board of Directors must be submitted by certified or registered mail to Judy Long, Secretary First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370, no later than December 1, 1995. Nominees to be proposed for election to the Board of Directors of the Corporation, other than nominations made by the existing Board of Directors, must be delivered in writing to the Secretary of the Corporation and received no later than ninety (90) days prior to the month and day that the proxy materials regarding the last election of Directors to the Board of the Corporation were mailed to Shareholders.

                             OTHER BUSINESS

     The Board of Directors knows of no other business other than that set forth herein to be transacted at the meeting; but, if other matters requiring a vote of shareholders arise, the persons designated as proxies will vote their judgment on such matters. If a shareholder specifies a different choice on the Proxy, his/her shares of Common Stock will be voted in accordance with the specifications so made.

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1994, accompanies this report. A copy of the 10-K report to the Securities and Exchange Commission for the year ended December 31, 1994 will be furnished any shareholder requesting such a copy free of cost. Requests should be in writing to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Judy Long
                                      Secretary



Dyersburg, TN
March 6, 1995

                     FIRST CITIZENS BANCSHARES, INC.
                          First Citizens Place
                     Dyersburg, Tennessee 38025-0370

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of First Citizens Bancshares, Inc., hereby appoints P. H. White, Jr., and John E. Heckethorn, and each of them severally, proxies of the undersigned, with full power of substitution, to vote the shares of Capital Stock of First Citizens Bancshares, Inc. standing in the name of the undersigned on February 28, 1995, at the Annual Meeting of Shareholders to be held in the Annex of First Citizens National Bank, on Wednesday, April 19, 1995, at 10:00 A.M., and at all adjournments thereof:

     (1)  Election of Directors

            For all nominees listed below       Withhold Authority to
                                                vote for all nominees
                                                       listed below

INSTRUCTIONS:  YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE LISTED
               BELOW BY LINING THROUGH OR STRIKING OUT SUCH
               INDIVIDUAL'S NAME

            NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 1998

        William C. Cloar, James Daniel Carpenter, Richard W. Donner,
          John E. Heckethorn, Stallings Lipford, H.P. Tigrett, Jr.

     (2) Approval of Carmichael and Associates as auditor for the year ending December 31, 1995.

             FOR               AGAINST               ABSTAIN


     (3) To transact other business as may properly come before the meeting or any adjournments thereof

             FOR               AGAINST                ABSTAIN


This proxy confers authority to vote "For" the propositions listed unless "Against" or "Abstain" is indicated. If no direction is given, this proxy will be voted for the election of all nominees named and for approval of Carmichael and Associates as auditors for the current year.


Please sign exactly as name appears below.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title. If more than one trustee, all should sign.

Dated March 18, 1995

                                 Signature



                                 Signature if jointly held



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                  PROMPTLY USING THE ENCLOSED ENVELOPE

                                SIGNATURES

     I certify that the statements made in this statement are true, complete, and correct to the best of my knowledge and belief.




                                       First Citizens Bancshares, Inc.
                                              (Registrant)



Date:  March 6,  1995                  /s/Stallings Lipford
                                       Stallings Lipford, Chairman & CEO